Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Current Report (Form 8-K) of Celgene Corporation, the Registration Statements on Form S-8 of Celgene Corporation (Nos. 333-126296, 333-70083, 333-91977, 333-39716, 333-107980, 333-65908, 333-138497), the Registration Statements on Form S-3 of Celgene Corporation (Nos. 333-02517, 333-32115, 333-38861, 333-52963, 333-87197, 333-93759, 333-94915, 333-75636, 333-107977, 333-107978, 333-138395) and related Prospectuses, the Registration Statements on Form S-4 of Celgene Corporation (Nos. 333-101196, 333-42302) and related Prospectuses, and the Registration Statement on Form S-4 (No. 333-148777) and related Prospectus and Proxy Statement of Celgene Corporation and Pharmion Corporation of our report dated February 28, 2008, with respect to the consolidated financial statements of Pharmion Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.
/s/ ERNST & YOUNG LLP
Denver, Colorado
March 6, 2008